Exhibit 99.1

NEWS RELEASE

HAEMONETICS CORPORATION 400 Wood Road, Braintree, Massachusetts 02184 (781) 356-9517 investor@haemonetics.com

FOR RELEASE:		CONTACT:
Date:	October 27, 2008	Julie Fallon
Time:	8:00 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com

Haemonetics Reports Double Digit Revenue, Operating Income, and EPS Growth for the Second Quarter Fiscal 2009

--Company Raises Annual Revenue and EPS Guidance --

Braintree, MA, October 27, 2008 – Haemonetics Corporation (NYSE: HAE) today reported second quarter fiscal 2009 GAAP net revenues of $146 million, up 20%; operating income of $24 million, up 62%; and net earnings per share of $0.57, up 35%.

Excluding restructuring charges in both fiscal 2008 and 2009, second quarter fiscal 2009 adjusted operating income was $24 million, up 52%, and adjusted earnings per share were $0.58, up 28%.(1)

Brad Nutter, Haemonetics’ Chairman and CEO, said, “This is our sixth consecutive quarter of double digit revenue growth.  We’re seeing strength across our diversified product lines and geographies, and our prospects for growth have never been better.”

Q2FY09 AND YEAR-TO-DATE FINANCIALS

As noted, Haemonetics’ second quarter fiscal 2009 net revenues were $146 million, up 20%.  Excluding the effect of currency, second quarter net revenues grew 15%.  Year-to-date net revenues are $290 million, up 19%.  Excluding the effects of currency, year-to-date net revenues grew 14%.  The Company expects the impact of currency to be neutral to revenue growth in the second half of the year.

Haemonetics also reported second quarter gross profit of $75 million, up 25%.  Gross margin grew 180 basis points to 51.2%.  Year-to-date gross profit is $148 million, up 22%.  Year-to-date gross margin is 50.9%, up 100 basis points.

Adjusted operating expenses were $51 million in the quarter, up 15%.  Nearly one third of the incremental spending came from acquired businesses whose expenses were not included in the second quarter fiscal 2008 results and one third of incremental spending came from the impact of foreign currencies.  Year-to-date adjusted operating expenses are $103 million, up 16%.

Second quarter adjusted operating income was $24 million, up 52%, and operating margin grew 340 basis points to 16.4%.  Year-to-date adjusted operating income is $45 million, up 36%.  Operating margin is 15.6%, up 200 basis points.

Second quarter and year-to-date interest and other income declined due to lower interest rates and lower invested cash as Haemonetics spent $44 million to acquire Haemoscope in November 2007 and $60 million on a share repurchase in the first half of fiscal 2009.

Haemonetics ended the quarter with $111 million in cash, and $14 million of debt.  During the quarter, the Company generated $12 million of free cash flow.  The Company also spent approximately $35 million in the quarter completing the $60 million share repurchase program which was authorized at the beginning of fiscal 2009.

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PRODUCT LINE GROWTH

Plasma disposables revenue was $50 million for the quarter, up 33%.  Year-to-date plasma disposables revenue is $97 million, up 32%.  Haemonetics’ plasma business continued to benefit from long-term contracts and from global growth in plasma collections as demand for IVIG increases.  Haemonetics expects its plasma business will be an ongoing revenue growth driver for the Company.

Blood bank disposables revenue was $36 million for the quarter, up 6%.  Year-to-date blood bank disposables revenue is $72 million, up 7%.  Haemonetics’ blood bank business benefited from unit growth in emerging markets, and from a contract with Canadian Blood Services which made Haemonetics its preferred provider of platelet collection systems.  Haemonetics converted the Canadian Blood Services’ blood banks to Haemonetics’ technology over the course of the second half of fiscal 2008, realizing the comparative benefit of the conversions in the first half of fiscal 2009.

Red cell disposables revenue was $12 million for the quarter, up 8%.  Year-to-date red cell disposables revenue is $24 million, up 8%.  Revenue growth in the quarter was driven by the U.S. business and by the MCS® mobile collection system.

Software and services revenue was $10 million for the quarter, up 15%.   Year-to-date software and services revenue is $20 million, up 7%.  Strong software growth was driven by implementation of contracts negotiated in fiscal 2008, a new contract with the U.S. Department of Defense, and growth in the plasma industry.

Surgical/diagnostics disposables revenue was $21 million, up 36% for the quarter.  Year-to-date surgical/diagnostics disposables revenue is $43 million, up 35%.  Haemonetics acquired the TEG® Thrombelastograph® Hemostasis Analyzer business in November 2007, and the Surgical/Diagnostics revenue benefited from sales of the TEG system which were not included in the first half of fiscal 2008.  The TEG business contributed $5 million in the quarter and $10 million year-to-date.  Haemonetics will continue to see the benefit of this comparison through November 2008.

OrthoPAT® orthopedic perioperative autotransfusion system disposables revenue was $8 million for the quarter, up 7%.  Year-to-date OrthoPAT disposables revenue is $17 million, up 7%.  The Company expects revenue growth for the OrthoPAT system will gain momentum through the year.

Equipment revenue was $9 million for the quarter, up 30% and $17 million year-to-date, up 24%.  Equipment sales were strong across multiple product lines and geographies, but the Company saw particularly strong revenue growth in platelet and cell processing systems.

FISCAL 2009 GUIDANCE

The Company raised its annual revenue guidance to 12-14% growth on stronger than planned sales of plasma disposables, blood bank disposables, and equipment sales, with strong contribution from each of the geographies.  Adjusted operating income is expected to grow 21-25%, and adjusted earnings per share are expected to increase to a range of $2.38 to $2.44, up 13-16%.  The Company further expects gross margin improvement of 120 basis points, operating margin improvement of 120 basis points, and a tax rate of 33.5-34.0% in the year.  Adjusted fiscal 2009 guidance excludes a planned $5-7 million, or approximately $0.13-$0.17 per share, of costs to restructure Haemonetics’ business, including manufacturing, quality, R&D, and Europe.  In the quarter, Haemonetics incurred $0.3 million in pre-tax restructuring costs.  Year-to-date restructuring costs are $2.2 million pre-tax.

For the full year 2009, the Company expects to generate $40 million of free cash flow.

Haemonetics has updated its fiscal 2009 guidance and posted revised income scenarios reflecting guidance ranges as well as potential fiscal 2009 product line growth on its website at http://www.haemonetics.com/site/content/investor/guidance.asp.

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CONFERENCE CALL

Haemonetics will hold a conference call on Monday, October 27th at 10:00 am Eastern to discuss these results.  Interested parties can participate in the conference call by dialing 888-802-8577 (U.S. only) or (973) 935-8754 (International) with conference ID 67260471.  The call will be replayed through November 11, 2008 at (800) 642-1687 (U.S. only) or (706) 645-9291 (International) using PIN 67260471.

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers.  Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world.  Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services.  To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.

As part of this release, Haemonetics has presented supplemental non-GAAP financial results which exclude restructuring costs in fiscal 2008 and fiscal 2009.  Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission.  The foregoing list should not be construed as exhaustive.

The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

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(1) A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com/investors.  In the quarter, Haemonetics incurred $0.3 million in pre-tax restructuring costs.  Year-to-date restructuring costs are $2.2 million pre-tax.

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Haemonetics Corporation Financial Summary

(Unaudited data in thousands, except per share data)

Consolidated Statements of Income for the Second Quarter FY09

	9/27/08 As Reported	9/29/07 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$145,919	$121,179	20.4%
Gross profit	74,689	59,889	24.7%
R&D	5,217	6,727	(22.4)%
S,G&A	45,863	38,546	19.0%
Operating expenses	51,080	45,273	12.8%

Operating income	23,609	14,616	61.5%
Interest expense	(16)	(153)	(89.5)%
Interest income	506	1,414	(64.2)%
Other income/(expense), net	(1,290)	731	(276.5)%

Income before taxes	22,809	16,608	37.3%

Tax expense	8,002	5,441	47.1%

NET INCOME	$14,807	$11,167	32.6%

Net income per common share assuming dilution	$0.57	$0.42	35.3%

Weighted average number of shares
Basic	25,038	25,609
Diluted	25,917	26,461

			Inc/(Dec vs prior year profit margin)%
Profit Margins:
Gross profit	51.2%	49.4%	1.8%
R&D	3.6%	5.6%	(2.0)%
S,G&A	31.4%	31.8%	(0.4)%
Operating income	16.2%	12.1%	4.1%
Income before taxes	15.6%	13.7%	1.9%
Net income	10.1%	9.2%	0.9%

Consolidated Statements of Income for FY09 Year-To-Date

	9/27/08 As Reported	9/29/07 As Reported	% Inc/(Dec) vs Prior Year
NET REVENUES	$290,035	$243,115	19.3%
Gross profit	147,726	121,383	21.7%
R&D	11,061	13,003	(14.9)%
S,G&A	93,722	77,985	20.2%
Operating expenses	104,783	90,988	15.2%

Operating income	42,943	30,395	41.3%
Interest expense	(40)	(360)	(88.9)%
Interest income	1,160	3,317	(65.0)%
Other income/(expense), net	(915)	1,688	(154.2)%

Income before taxes	43,148	35,040	23.1%

Tax expense	14,000	11,196	25.0%

NET INCOME	$29,148	$23,844	22.2%

Net income per common share assuming dilution	$1.11	$0.89	25.6%

Weighted average number of shares
Basic	25,323	26,072
Diluted	26,218	26,934

			Inc/(Dec) vs prior year profit margin %
Profit Margins:
Gross profit	50.9%	49.9%	1.0%
R&D	3.8%	5.3%	(1.5)%
S,G&A	32.3%	32.1%	0.2%
Operating income	14.8%	12.5%	2.3%
Income before taxes	14.9%	14.4%	0.5%
Net income	10.0%	9.8%	0.2%

Revenue Analysis for the Second Quarter and Year-To-Date FY09

	Second Quarter
	9/27/08 As Reported	9/29/07 As Reported	% Increase vs. Prior Year
Revenues by Geography
United States	$66,511	$53,773	23.7%
International	$79,408	$67,406	17.8%
Net Revenues	$145,919	$121,179	20.4%

Disposable Revenues by Product Family

Donor:
Plasma	$49,924	$37,581	32.8%
Blood Bank	$36,294	$34,160	6.2%
Red Cell	$11,758	$10,835	8.5%
	$97,976	$82,576	18.6%
Patient:
Surgical / Diagnostic	$20,747	$15,232	36.2%
OrthoPAT	$8,393	$7,849	6.9%
	$29,140	$23,081	26.3%

Subtotal	$127,116	$105,657	20.3%

Equipment	$8,853	$6,833	29.6%
Software & Services	$9,950	$8,689	14.5%
Net Revenues	$145,919	$121,179	20.4%

	Six Months Ended
	9/27/08 As Reported	9/29/07 As Reported	% Increase vs. Prior Year
Revenues by Geography
United States	$132,300	$108,604	21.8%
International	$157,735	$134,511	17.3%
Net Revenues	$290,035	$243,115	19.3%

Disposable Revenues by Product Family

Donor:
Plasma	$96,792	$73,536	31.6%
Blood Bank	$71,953	$67,192	7.1%
Red Cell	$23,600	$21,779	8.4%
	$192,345	$162,507	18.4%
Patient:
Surgical / Diagnostic	$43,110	$31,926	35.0%
OrthoPAT	$17,189	$16,036	7.2%
	$60,299	$47,962	25.7%

Subtotal	$252,644	$210,469	20.0%

Equipment	$17,142	$13,801	24.2%
Software & Services	$20,249	$18,845	7.5%
Net Revenues	$290,035	$243,115	19.3%

Consolidated Balance Sheets

	Period ending
	9/27/08	3/29/08

Assets
Cash & cash equivalents	$111,331	$133,553
Accounts receivable, net	122,500	120,252
Inventories, net	73,181	65,388
Other current assets	34,456	40,241
Total current assets	341,468	359,434
Net PP&E	124,905	116,484
Other assets	134,337	133,032

Total assets	$600,710	$608,950

	Period ending
	9/27/08	3/29/08

Liabilities & Stockholders’ Equity
S/T debt & current maturities	$8,055	$6,326
Other current liabilities	79,131	91,351
Total current liabilities	87,186	97,677
Long-term debt	5,697	6,037
Other long-term liabilities	11,012	11,048
Stockholders’ equity	496,815	494,188

Total liabilities & equity	$600,710	$608,950

FREE CASH FLOW RECONCILIATION

	Three Months Ended
	9/27/08	9/29/07

GAAP CASH FLOW FROM OPERATIONS	$27,936	$6,697

Capital expenditures	(16,380)	(15,807)
Proceeds from sale of property, plant and equipment	21	657
Net investment in property, plant and equipment	(16,359)	(15,150)

Free Cash Flow	$11,577	$(8,453)

	Six Months Ended
	9/27/08	9/29/07

GAAP CASH FLOW FROM OPERATIONS	$41,777	$20,878

Capital expenditures	(28,775)	(27,255)
Proceeds from sale of property, plant and equipment	2,497	1,962
Net investment in property, plant and equipment	(26,278)	(25,293)

Free Cash Flow	$15,499	$(4,415)

Haemonetics Corporation Financial Summary

Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release.  A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure.  The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures.  There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.

These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results.  Performance targets for management are established based upon these non-GAAP measures.  In the reconciliations below, we have removed restructuring costs from our GAAP expenses.  These restructuring costs result from a significant transformation of our business during the second quarter and first six months of our fiscal years 2009 and 2008.  This transformation resulted in the formation of a shared service center in Europe, exiting various offices across Europe and Japan and, most recently, in repositioning our technical operations organization. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Non-GAAP Gross Profit

The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation.  We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP S,G&A and Non-GAAP Operating Expenses

The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development.  We establish our budgets, forecasts, and performance targets excluding these costs.

Non-GAAP Operating Income and Non-GAAP Income before Income Taxes

The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation.  We establish our budgets, forecasts, and performance targets on this basis.

Non-GAAP Net Income and Earnings per Share

The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Second Quarter of FY09 and FY08

	09/27/08	09/29/07
Non-GAAP Gross Profit
GAAP Gross Profit	$74,689	$59,889
Restructuring Costs	0	0
Non-GAAP Gross Profit	$74,689	$59,889

Non-GAAP S,G&A
GAAP S,G&A	$45,863	$38,546
Restructuring Costs	(319)	(1,155)
Non-GAAP S,G&A	$45,544	$37,391

Non-GAAP Operating expenses
GAAP Operating Expenses	$51,080	$45,273
Restructuring Costs	(319)	(1,155)
Non-GAAP Operating Expenses	$50,761	$44,118

Non-GAAP Operating income
GAAP Operating Income	$23,609	$14,616
Restructuring Costs	319	1,155
Non-GAAP Operating income	$23,928	$15,771

Non-GAAP Income before taxes
GAAP Income before taxes	$22,809	$16,608
Restructuring Costs	319	1,155
Non-GAAP Income before taxes	$23,128	$17,763

Non-GAAP Net Income
GAAP Net Income	$14,807	$11,167
Restructuring Costs	319	1,155
Tax benefit associated with Restructuring Costs	(112)	(397)
Non-GAAP NET INCOME	$15,014	$11,925

Non-GAAP Net Income per common share assuming dilution
GAAP Net Income per common share assuming dilution	$0.57	$0.42
Restructuring Costs after tax per common share assuming dilution	$0.01	$0.03
Non-GAAP Net Income per common share assuming dilution	$0.58	$0.45

Reconciliation of Non-GAAP Measures for the First Six Months of FY09 and FY08

	09/27/08	09/29/07
Non-GAAP Gross Profit
GAAP Gross Profit	$147,726	$121,383
Restructuring Costs	72	0
Non-GAAP Gross Profit	$147,798	$121,383

Non-GAAP S,G&A
GAAP S,G&A	$93,722	$77,985
Restructuring Costs	(2,100)	(2,784)
Non-GAAP S,G&A	$91,622	$75,201

Non-GAAP Operating expenses
GAAP Operating Expenses	$104,783	$90,988
Restructuring Costs	(2,100)	(2,784)
Non-GAAP Operating Expenses	$102,683	$88,204

Non-GAAP Operating income
GAAP Operating Income	$42,943	$30,395
Restructuring Costs	2,172	2,784
Non-GAAP Operating income	$45,115	$33,179

Non-GAAP Income before taxes
GAAP Income before taxes	$43,148	$35,040
Restructuring Costs	2,172	2,784
Non-GAAP Income before taxes	$45,320	$37,824

Non-GAAP Net Income
GAAP Net Income	$29,148	$23,844
Restructuring Costs	2,172	2,784
Tax benefit associated with Restructuring Costs	(762)	(955)
Non-GAAP NET INCOME	$30,558	$25,673

Non-GAAP Net Income per common share assuming dilution
GAAP Net Income per common share assuming dilution	$1.11	$0.89
Restructuring Costs after tax per common share assuming dilution	$0.05	$0.07
Non-GAAP Net Income per common share assuming dilution	$1.17	$0.95